Exhibit 99.1

AeroClean Reports First Quarter 2022 Financial Results

PALM BEACH GARDENS, Fla., May 12, 2022 // -- AeroClean Technologies (“AeroClean” or the “Company”) (Nasdaq: AERC), a pathogen elimination technology company harnessing patented UV-C LED technology with Pūrgo™ to significantly reduce and remove harmful pathogens to keep work, play and life going, today reported financial results for the first quarter ended March 31, 2022 (“Q1 2022”). All financial information is presented in U.S. dollars unless otherwise indicated.

First Quarter 2022 Highlights

●	Expanded sales and distribution capabilities by signing an agreement with a channel sales partner focused on school, government-sector, and commercial opportunities

●	Launched targeted distributor initiatives aimed at expanding distribution and sales capabilities in various healthcare markets and both public (schools and governments) and private (commercial and businesses) sectors

●	Participated in industry conferences and tradeshows, including Building Operating Management’s National Facilities Maintenance & Technology Conference and International Facility Management Association’s Facility Fusion demonstrate our commitment to increasing our profile and growing our distributor base in target markets

●	Deployed Pūrgo air sanitization solution at the City of Palm Beach Gardens in critical areas including the city’s 911 call center, emergency operations center and city council chambers

Recent Developments

●	Timothy Scannell, former President and Chief Operating Officer of Stryker, appointed to Board of Directors in May 2022

●	Introduced new initiatives to bolster headcount within healthcare sales, engineering, technology and finance teams to drive organic growth and support targeted distributor initiatives and other strategic objectives in the second quarter of 2022

●	Recent government guidelines and funding validate AeroClean’s technology and mission, driving potential for future sales opportunities

●	Preparations continue for the launch of Pūrgo Lift, the unique, mission-critical application of our patented and proprietary technology engineered for elevators and other wall/ceiling-mounted applications, in the fourth quarter of 2022

Management Commentary

Jason DiBona, AeroClean’s Chief Executive Officer, said, “While we are being negatively impacted by the ongoing global logistics and supply chain bottlenecks and shortages that we highlighted in our fourth quarter 2021 earnings release, our mission has been bolstered by a number of initiatives and significant funding for governmental efforts to improve indoor air quality at the federal and state levels and within various regulatory bodies. The current administration provided a roadmap for fighting the COVID-19 with the launch of their National COVID-19 Preparedness Plan (the “Plan”), which outlines four key goals – protect against and treat COVID-19; prepare for new variants; prevent economic and educational shutdowns; and continue to vaccinate the world.”

“The Plan, which lays out a roadmap to prevent future outbreaks of COVID-19 and safely return to our normal routines, focuses on improvements in overall air quality in public and private institutions. Subsequently, the administration launched the Clean Air in Buildings Challenge (the “Challenge”), which calls on building owners and operators of all types to assess and improve their indoor air quality. The Challenge incorporates a best practices guide for improving indoor air quality published in collaboration with the Environmental Protection Agency (“EPA”), Department of Energy, Centers for Disease Control and Prevention and other federal agencies. The Challenge and corresponding guide support the implementation of our Pūrgo devices and broader indoor air quality (“IAQ”) products and solutions the Company is deploying to its customers with four clear recommendations: 1) create a clean indoor air action plan; 2) enhance air filtration and cleaning; 3) engage the building community to increase awareness and participation; and 4) optimize air ventilation.”

Mr. DiBona continued, “Not only have the government and other federal agencies and governing bodies provided goals, guidance and firm recommendations on how to fight COVID-19 and improve IAQ, but they have supported these initiatives with massive funding geared towards various objectives and beneficiaries. The American Rescue Plan provided $350 billion to state and local governments to support their response to and recovery from the COVID-19 public health emergency, which includes upgrades to ventilation and filtration, and provided an additional $130 billion specifically to fund air quality upgrades in schools to prevent future shutdowns. Additionally, the Centers for Medicare and Medicaid Services have provided funding for long-term care providers looking to reduce the spread of COVID-19 and improve ventilation and filtration through ultraviolet germicidal irradiation and HEPA filtration, both of which technologies are incorporated in our Pūrgo devices. We are encouraged by the depth and breadth of government, regulatory and private sector support for the clean air technology we began developing over seven years ago and which we brought to market within the last twelve months.”

The validation is not only shared by the Company and in the recent, significant support discussed above, but also in the Company’s appointment of a new director to the Company’s board of directors (the “Board”). The Board appointed Timothy Scannell effective as of May 11, 2022. Mr. Scannell brings over 30 years of experience from his various roles at Stryker Corporation (NYSE: SYK) (“Stryker”), one of the world’s leading medical technology companies. At Stryker, Mr. Scannell currently serves as an executive advisor supporting senior Stryker leaders. He previously served as President and Chief Operating Officer at Stryker between 2018 and 2021. Mr. Scannell attended the University of Notre Dame, where he received a bachelor’s degree in Business Administration and Marketing and his Master of Business Administration.

Mr. DiBona commented, “Tim’s interest in joining the Board is a testament to the Company’s vision for bringing the highest quality, medical grade indoor air purification products and services to market, specifically, within our targeted niche of hospital and non-hospital healthcare, where we differentiate from the competition with performance, efficacy and ultimately, 510(k) clearance from the Food and Drug Administration, which we expect to receive in the second half of 2022.”

Mr. DiBona continued, “While the regulatory backdrop is favorable, the first quarter was impacted by continued global logistics and supply chain bottlenecks as well as shortages of components including controller boards, chips, wiring harnesses and other electrical components. The continued shortages impacted the ability to manufacture units during the first quarter, the weekly and monthly production run rates we expected to achieve during the first quarter and will likely impact the run rates we expected to achieve for the remainder of this fiscal year. While we have line of sight to improvements on some long lead-time board and electronics components in the second half of this fiscal year, we cannot predict the ever-changing global logistics and supply chain environment. To that end and to increase efficiencies and reduce the impact of future supply chain disruptions, the team has eliminated unnecessary elements from the bill of materials, which will further reduce assembly time but required additional testing to be conducted. We temporarily paused production and sales activities while the testing was being conducted. Since successful completion of testing, production has resumed and the sales team is engaged in discussions for direct sales and distribution opportunities. We believe the tooling, equipment and more efficient manufacturing process will support an expedited go-to-market strategy and sales deployment through distribution and partner relationships.”

“We are focused on developing distribution and channel partner relationships for the hospital market, non-hospital/ambulatory/surgery center markets, and public (schools and governments) and private (commercial and businesses) sectors. In the first quarter, we entered into a distribution agreement with a channel sales partner focused on schools, governments and deployment of IAQ and disinfection solutions. We are in active discussions with distribution and channel partners in our other target markets and believe these relationships will be well-supported by investments in additional manufacturing capacity over time while allowing the management team to focus on other organic and inorganic growth initiatives. Organic growth initiatives include the completion of the development and launch of Pūrgo Lift and the establishment of our consumables and service business in 2022. We will continue to focus on the potential for complementary and synergistic acquisitions in the IAQ and health security space where we believe there is significant potential for consolidation and growth,” added Mr. DiBona.

Q1 2022 Financial Overview

Revenues for Q1 2022 were $6,733, compared to $355,212 during Q4 2021. The Company did not report revenues in the first quarter of fiscal year 2021. Gross profit of $2,969 decreased by $161,080 as compared to $164,049, or 43.5% of revenues, in the fourth quarter of 2021.

Selling, general and administrative expenses, including stock-based compensation of $670,838, for Q1 2022 were $2,142,224 compared to $1,649,309 in Q4 2021. The increase of approximately $500,000 was driven primarily by an increase in stock-based compensation of approximately $400,000 due to a full quarter of expense compared to one month of expense in the prior quarter (following the Company’s initial public offering in November 2021) and an increase in public company costs of approximately $300,000 related to the completion of the first fiscal year as a public company.

Research and development expenses for Q1 2022 were relatively flat at $531,483 compared to $576,261 in Q4 2021. Research and development expenses primarily consisted of quality and regulatory, testing, engineering, and manufacturing design costs.

Net loss for Q1 2022 was $2,577,964, or $0.19 per share, compared to a net loss of $1,741,383, or $0.14 per share, in Q4 2021.

Cash was $17,774,097 as of March 31, 2022, compared to $19,629,649 as of December 31, 2021, and total current assets were $19,322,077 and total current liabilities were $1,247,650 as of March 31, 2022. Net working capital (current assets less current liabilities) at the end of March 31, 2022 was $18,074,427, and the Company has no debt.

Financial results and analyses are available on the Company’s investor relations website (https://aeroclean.com/investors/).

Forward-Looking Statements

This press release includes forward-looking statements relating to our management’s expectations, beliefs and intentions and AeroClean’s prospects. Forward-looking statements are statements that are not historical facts, including the statements of our management and statements under the heading “Management Commentary.” Such forward-looking statements are based on our management’s current expectations and projections about future events and trends, which are inherently subject to risks, assumptions and uncertainties that could cause actual results to differ materially from those explicitly or implicitly projected, including (without limitation): macroeconomic uncertainties driven by the war between Ukraine and Russia; rising inflation and the COVID-19 pandemic; a failure by our products to perform as expected; our inability to develop adequate distribution, customer service, and technical support networks; our failure to implement our business strategy; any delay in or failure to achieve clearance from the U.S. Food and Drug Administration to market our products or our failure to comply with applicable laws and regulations; our inability to develop and maintain reliable manufacturing, consulting and other vendor relationships important to the commercialization of our products; our inability to protect our intellectual property or our infringement upon the proprietary rights of others; and our inability to efficiently manage research and development spending.

These and other risks and uncertainties that could affect AeroClean’s future results are included under the caption “Risk Factors” in AeroClean’s annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on April 1, 2022, which is available on the SEC’s website at www.sec.gov. Further information regarding potential risks or uncertainties that could affect actual results will be included in other periodic filings AeroClean makes with the SEC.

The forward-looking statements in this release reflect management’s expectations as of the date hereof and AeroClean expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

About AeroClean Technologies

AeroClean is a pathogen elimination technology company on a mission to keep work, play and life going—with continuous air sanitization products called Pūrgo™ (pure-go). We create solutions for hospitals, offices and many shared spaces as well as elevators and more. Pūrgo™ products feature SteriDuct™, a proprietary technology developed by our best-in-class aerospace engineers, medical scientists and innovators. Powered by SteriDuct™, our solutions are medical grade, eradicating viral, fungal and bacterial airborne pathogens. Our purpose is simple: to never stop innovating solutions that keep people healthy and safe, so life never stops. Learn more at aeroclean.com.

Media Contact

Drew Tybus

drew@oakpr.com

Investor Relations Contacts

Ryan Tyler

Chief Financial Officer, AeroClean

RTyler@AeroClean.com

Brian Pinkston

MATTIO Communications

aeroclean@mattio.com

Financial Statements

AEROCLEAN TECHNOLOGIES, INC.

Balance Sheets (Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$17,774,097	$19,629,649
Accounts receivable	6,186	177,064
Prepaid expenses and other current assets	823,028	1,124,998
Inventories	718,766	645,942
Total current assets	19,322,077	21,577,653
Property and equipment, net	2,115,675	2,123,428
Other assets	21,667	21,667
Total assets	$21,459,419	$23,722,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$436,367	$927,194
Accrued expenses and other current liabilities	811,283	583,885
Total current liabilities	1,247,650	1,511,079
Long-term liabilities:
Deferred tax liability	408,480	501,254
Total liabilities	1,487,640	2,012,333
Commitments and contingencies
Stockholders' equity:
Preference Shares, $0.01 par value; 11,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.01 par value per share; 110,000,000 shares authorized; 13,877,636 issued and outstanding as of March 31, 2022	138,776	138,776
Additional paid-in capital	23,990,337	23,319,499
Accumulated deficit	(4,325,824)	(1,747,860)
Total stockholders' equity	19,971,779	21,710,415
Total liabilities and stockholders' equity	$21,459,419	$23,722,748

AEROCLEAN TECHNOLOGIES, INC.

Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2022	2021
Product revenues	$6,733	$-
Cost of sales	3,764	-
Gross profit	2,969	-
Operating expenses:
Selling, general and administrative	1,471,386	380,002
Stock-based compensation	670,838	-
Research and development	531,483	1,589,690
Total operating expenses	2,673,707	1,969,692
Loss before income tax benefit	(2,670,738)	(1,969,692)
Income tax benefit	92,774	-
Net loss	$(2,557,964)	$(1,969,692)
Net loss per share:
Basic and diluted	$(0.19)	$(0.26)
Weighted-average common shares outstanding:
Basic and diluted	13,877,636	7,601,859

AEROCLEAN TECHNOLOGIES, INC.

Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2022	2021
Net cash flows used in operating activities	(1,827,477)	(1,722,012)
Net cash flows used in investing activities	(28,075)	(1,048,813)
Net cash flows provided by financing activities	-	4,973,058
Net increase in cash	(1,855,552)	2,202,233
Cash, beginning of period	19,629,649	2,333,117
Cash, end of period	$17,774,097	$4,535,350

Supplemental schedule of non-cash activities:
Subscription receivable	$-	$100,000